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                                                                    EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 12, 1997 (September 16, 1997 as to Note
1) on the consolidated financial statements of PhotoDisc, Inc. and subsidiaries, appearing in the report on Form 8-K of Getty Images, Inc. filed with the SEC on May 6, 1998, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Seattle, Washington
October 28, 1999